                                                                     EXHIBIT 4.1
                               QUANEX CORPORATION

                            CERTIFICATE OF AMENDMENT

                                       TO

                     RESTATED CERTIFICATE OF INCORPORATION


         Quanex Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

         FIRST:       That the Board of Directors of the Company, at a meeting
duly called and held on December 12, 1996, adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Company and directed that such amendment be considered at the next annual meeting of stockholders of the Company:

         To amend the first paragraph of Article Fourth of the Restated Certificate of Incorporation in its entirety to read as follows:

                "FOURTH:          The total number of shares of all classes of
         stock which the Corporation shall have authority to issue is Fifty-One Million (51,000,000), of which Fifty Million (50,000,000) shall be shares of Common Stock, par value Fifty Cents ($.50) per share, and of which One Million (1,000,000) shares shall be Preferred Stock, no par value."

         SECOND: That at the annual meeting of stockholders of the Company duly called and held on February 27, 1997, in accordance with Section 222 of the General Corporation Law of the State of Delaware, the holders of a majority of the shares of Common Stock of the Company entitled to vote on such amendment voted in favor of such amendment.

         THIRD:       That the aforesaid amendment was duly adopted in
accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHERETO, the Company has caused this Certificate of Amendment to be signed by Wayne M. Rose, its Vice President-Finance and Chief Financial Officer, this 27th day of February, 1997.


                                        QUANEX CORPORATION


                                        By:    /s/ Wayne M. Rose
                                           -------------------------------------
                                                   Wayne M. Rose
                                            Vice President-Finance and
                                             Chief Financial Officer

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                              RESTATED CERTIFICATE
                                       OF
                                 INCORPORATION
                                       OF
                               QUANEX CORPORATION


         The original Certificate of Incorporation of Quanex Corporation (the "Company") was filed with the Delaware Secretary of State on June 3, 1968 under the name of Michigan Seamless Tube Company. On August 24, 1995 the Board of Directors of the Company duly adopted resolutions authorizing the restatement and integration of the provisions of the Certificate of Incorporation of the Company and authorizing the filing of this Restated Certificate of Incorporation in accordance with Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend any of the provisions of the Certificate of Incorporation of the Company presently in effect and there is no discrepancy between the provisions of the Certificate of Incorporation of the Company as presently in effect and the provisions of this Restated Certificate of Incorporation.

         The following Restated Certificate of Incorporation supersedes the Certificate of Incorporation of the Company as presently in effect:

         FIRST:       The name of the Corporation is

                               QUANEX CORPORATION

         SECOND:      Its registered office in the state of Delaware is located
at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD:       The nature of the business, or objects or purposes to be
transacted, promoted or carried on are:

         To manufacture and fabricate tubing and pipe of every type and character, seamless, non-seamless, metal or non-metal, and of every size and description, of every shape and form, and to buy, sell, and trade in tubing and pipe and products made thereof, in whole or in part, and in any and all materials used or required in connection with the production and marketing of such products; to manufacture, deliver, buy, sell, deal in and with machines and equipment, tools, dies, fixtures, goods, wares, and merchandise and property of every kind and description.

         To establish, maintain, conduct and carry on a general merchandising business; and in conjunction therewith to produce, buy, import, purchase and otherwise acquire, contract for, own, store, hold, use, sell, export, distribute, lease, pledge and otherwise dispose of and generally deal in and with, at wholesale or retail, as principal or agent for others, upon





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         commission, consignment or otherwise, goods, wares, commodities, merchandise and personal property of every class, name, nature and description.

         To import, export, manufacture, produce, buy, sell and otherwise deal in and with, goods, wares and merchandise of every class and description.

         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

         To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of





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         any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To loan to any person, firm or corporation any of its surplus funds, either with or without security.

         To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

         In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Restated Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

         FOURTH:      The total number of shares of all classes of stock which
the Corporation shall have authority to issue is Twenty-Six Million (26,000,000), of which Twenty-Five Million (25,000,000) shall be shares of Common Stock, par value Fifty Cents ($.50) per share, and of which One Million (1,000,000) shares shall be Preferred Stock, no par value.

         Any amendment to this Restated Certificate of Incorporation which shall increase or decrease the authorized stock of the corporation may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote.





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         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

                      (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                          (a)     the designation of such series;

                          (b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

                          (c) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                          (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchanges;

                          (f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred





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
                      Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

                          (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

                          (h) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

                      (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

         Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on April 26, 1989, adopted the resolution set forth on Exhibit A to this Restated Certificate of Incorporation amending and restating the preferences and rights of a series of 150,000 shares of Preferred Stock, no par value, designated as Series A Junior Participating Preferred Stock.

         FIFTH:       The corporation is to have perpetual existence.

         SIXTH:       The private property of the stockholders shall not be
subject to the payment of corporate debts to any extent whatever.

         SEVENTH:     In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized:

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
         Such committee or committees shall have such name or names as may be stated in the bylaws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors.





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         EIGHTH:      Meetings of stockholders may be held outside the State of
Delaware, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by ballot unless the bylaws of the corporation shall so provide.

         NINTH:       The corporation reserves the right to amend, alter,
change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH:       Whenever a compromise or arrangement is proposed between
this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         ELEVENTH: The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1974, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. During the intervals between annual meetings of stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death, or other incapacity and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships





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or any decreases in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

         Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose.

         TWELFTH:     (A) Except as set forth in paragraph (B) of this Article,
the affirmative vote or consent of the holders of not less than four-fifths (80%) of the outstanding shares of stock of this corporation (the
"Corporation") entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required:

         (1) to adopt any agreement for, or to approve, the merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined),

         (2) to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of the Corporation or any subsidiary, or

         (3) to authorize the issuance or transfer by the Corporation or any subsidiary of any voting securities of the Corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by any agreement between the Corporation and any national securities exchange or by any other agreement to which the Corporation or any subsidiary is a party, if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner (as hereinafter defined) of 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors. If such other person is not, and has not been a 5 percent beneficial owner, the provisions of this paragraph (A) shall not apply, the provisions of Delaware law shall apply.

         (B) The provisions of paragraph (A) of this Article shall not apply, and the provisions of Delaware law shall apply, to (1) any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of the Board of Directors voting in favor of such resolution were duly elected and acting members of the Board of Directors prior to the time such other person became the beneficial owner of 5 percent or more of the outstanding shares of stock of





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
the Corporation entitled to vote in elections of directors; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation or its subsidiaries.

         (C) The affirmative vote or consent of the holders of not less than four-fifths (80%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required for the adoption of any plan for the dissolution of the Corporation if the Board of Directors shall not have, by resolution, recommended to the stockholders the adoption of such plan for dissolution of the Corporation. If the Board of Directors shall have so recommended to the stockholders such plan for dissolution of the Corporation, the provisions of Delaware law shall apply.

         (D)          For purposes of this Article,

                      (1) any specified person shall be deemed to be the "beneficial owner" of shares of stock of the Corporation (a) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not, (b) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;

                      (2) a "subsidiary" is any corporation more than 49 percent of the voting securities of which are owned, directly or indirectly, by the Corporation;

                      (3) a "person" is any individual, corporation or other entity;

                      (4) an "affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person; and

                      (5) an "associate" of a specified person is (a) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, or (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.

         (E) For purposes of determining whether a person owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding shares of stock of the Corporation shall include shares deemed owned through application of clauses (a), (b) or (c) of paragraph (D)(1) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

         (F) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board,

                      (1)         whether any person referred to in paragraph
         (A) of this Article owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; and

                      (2) whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (B) of this Article.

         Any such determination shall be conclusive and binding for all purposes of this Article.

         THIRTEENTH: Notwithstanding the provisions of this Restated Certificate of Incorporation and any provisions of the Bylaws of the corporation, no amendment to this Restated Certificate of Incorporation shall amend, modify or repeal any or all of the provisions of Article Eleventh, Article Twelfth or this Article Thirteenth of this Restated Certificate of Incorporation, and the stockholders of the corporation shall not have the right to amend, modify or repeal any or all provisions of the Bylaws of the corporation relating to the number or term of office of directors, unless so adopted by the affirmative vote or consent of the holders of not less than four-fifths (80%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article as a class; provided, however, that in the event the Board of Directors of the corporation shall by resolution adopted by a majority of the then directors in office recommend to the stockholders the adoption of any such amendment, the stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors may amend, modify or repeal any or all of such provisions.

         FOURTEENTH: (A) Except as set forth in paragraph (3) of this Article, notwithstanding any other provision of law or requirement of these Articles, the affirmative vote of the holders of a majority of all of the outstanding shares of the capital stock of this Corporation (the "Corporation") entitled to vote generally in the election of directors ("Voting Stock"), voting for the purposes of this Article as one class, other than holders who are Related Holders (as hereinafter defined), or Affiliates (as hereinafter defined) or Associates (as hereinafter defined) of the Related Holder, shall be required

                      (1) to adopt any agreement for, or to approve, the merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into any Related Holder or any Affiliate of a Related Holder; or

                      (2) to authorize or approve any sale, lease, transfer, exchange, mortgage, pledge or other disposition (in one transaction or a series of transactions) to any Related Holder or any Affiliate of a Related Holder of any assets of the Corporation or any Subsidiary, having an aggregate Fair Market Value (as hereinafter defined) of $5,000,000 or more; or

                      (3) to authorize or approve the issuance or transfer by the Corporation or any Subsidiary of any Voting Stock of the Corporation or any Subsidiary in exchange or payment for securities or other assets of any Related Holder or any Affiliate of a Related Holder, which securities or assets have an aggregate Fair Market Value of $5,000,000 or more; or

                      (4) to adopt any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Holder or any Affiliate of a Related Holder; or

                      (5) to authorize or approve the reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Related Holder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Holder or any Affiliate of a Related Holder; if there is a Related Holder as of the date in question regarding any transaction described in this paragraph (A) or immediately prior to the consummation of any transaction described in this paragraph (A).

         (B) The provisions of paragraph (A) of this Article shall not apply to transactions set forth below in Sections (1), (2) and (3) of this paragraph (B) and such transactions shall require only such affirmative vote as is otherwise required by law or any other provision of this Certificate of
Incorporation:

         (1) any transaction described in paragraph (A) of this Article, if the Board of Directors by resolution shall have approved a memorandum of understanding with such Related Holder, or such Affiliate of such Related Holder, setting forth the principal terms of such transaction and such transaction is effected on terms substantially consistent with such memorandum of understanding, provided that a majority of the Continuing Directors (as hereinafter defined) vote in favor of such resolution; or

         (2)          any transaction described in subparagraphs (A)(1),
         (A)(2), (A)(3) and (A)(4) of this Article, if such Related Holder, or such Affiliate of such Related Holder, is a corporation of which a majority of the outstanding shares of each class of Voting Stock is owned of record or beneficially by the Corporation or its Subsidiaries; or

         (3) any transaction described in paragraph (a) of this Article, if the aggregate amount of the cash and the Fair Market Value of consideration other than cash to be received per share by holders of common, preferred or preference stock in such transactions shall be at least equal to the higher of the following:

                      (a) with respect to common, preferred or preference stock, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid or agreed to be paid by such Related Holder to acquire beneficial ownership of any shares of such series or class of stock, within the three-year period immediately prior to the date of the first public announcement of the proposed transaction described in paragraph (A);

                      (b) the highest closing per share price of common, preferred or preference stock, during the three-month period immediately preceding the date of the first public announcement off the proposed transaction described in paragraph (A);

                      (c) with respect to preferred or preference stock, if the highest preferential amount per share of a series of preferred or preference stock to which the holders thereof would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (regardless of whether the transaction, as described in paragraph
                      (A), to be consummated constitutes such an event) is greater than the aggregate amount to which the holders thereof would be entitled pursuant to subparagraphs
                      (B)(3)(a) or (b), holders of such series of preferred or preference stock shall receive an amount for each such share at least equal to the highest preferential amount applicable to such series of preferred or preference stock;

         except that if at any time after a Related Holder becomes such, if any of the following events shall occur which are not approved by a majority of the Continuing Directors, the provisions of this paragraph
         (B)(3) shall not apply and the provisions of paragraph (A) shall apply:

                      (1) any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding preferred or preference stock; or

                      (2) any reduction on the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock); or

                      (3) any failure to increase the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the common stock; or

                      (4) the receipt by the Related Holder, after such Related Holder has become a Related Holder, of a direct or indirect benefit (except proportionately as a shareholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary of the Corporation, whether in anticipation of or in connection with a transaction described in paragraph (A) or otherwise.

         (C)          For purposes of this Article,

                      (1) a "Person" means any individual, corporation or other entity;

                      (2) a "Related Holder" means any Person (other than the Corporation, a Subsidiary of the Corporation, or a profit-sharing, employee stock ownership or other employee benefit plan of the Corporation, or a Subsidiary of the Corporation, or any trustee of, or fiduciary with respect to, any such plan acting in such capacity) which is, or within the preceding twelve-month period was, the Beneficial Owner of shares of Voting Stock of the Corporation having 5 percent or more of the voting power of the outstanding capital stock of the Corporation;

                      (3) a Person shall be deemed to be a "Beneficial Owner" of shares of stock of the Corporation (a) which such Person and its Affiliates and Associates beneficially own, directly or indirectly, whether of record or not, or (b) which such Person or any of its Affiliates or Associates has the right to acquire pursuant to any agreement, upon the exercise of conversion rights, warrants, options, or otherwise, or
                      (c) which such Person or any of its Affiliates or Associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation;

                      (4) a "Subsidiary" means any corporation more than forty-nine percent (49%) of the voting securities of which are beneficially owned, directly or indirectly, by the Corporation;

                      (5) an "Affiliate" of a Related Holder means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Related Holder;

                      (6) an "Associate" of a Related Holder means (a) any person of which such Related Holder is an officer, director, or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities of such person, or (b) any trust or other estate in which such Related Holder has a substantial beneficial interest or as to which such Related Holder serves as trustee or in a similar fiduciary capacity, or (c) any relative or spouse of such Related Holder, or any relative of such spouse, who has the same home as such Related Holder, or (d) any person who is a director or officer of such Related Holder or any corporation which controls or is controlled by such Related Holder, or (e) any other member or partner in a partnership, limited partnership, syndicate or other group, formal or informal, of which such Related Holder is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation;

                      (7) "Voting Stock" shall be the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors;

                      (8) "Fair Market Value" means: (i) in the case of stock, the highest closing price during the 90-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, the fair market value on the date in question of a share of such stock as determined by the Board in good faith, which determination shall include consideration of the highest closing price, or, in the event there is no closing price, the highest closing bid in the primary market in which such stock is traded during the 90-day period preceding the date in question; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith;

                      (9) a "Continuing Director" means a member of the Board of Directors of the Corporation who is unaffiliated with the Related

                      Holder or any Affiliate or Associate of the Related Holder and was a duly elected and acting member of the Board prior to the time such Related Holder became the Beneficial Owner of 5 percent or more of the Voting Stock of the Corporation, and any successor to a Continuing Director who is unaffiliated with the Related Holder and who is recommended to succeed a Continuing Director by a majority of the then Continuing Directors.

         (D) A majority of the total number of Continuing Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this paragraph (D) specified is to be made by the Board) shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (1) whether a person is a Related Holder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the applicable conditions set forth in paragraph (B) have been met with respect to any transaction described therein, and (5) whether the assets which are the subject of any transaction referred to in section (2) of paragraph (A) have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any transaction referred to in section (3) of paragraph (A) has, an aggregate Fair Market Value of $5,000,000 or more.

         (E) Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation, no amendment to this Certificate of Incorporation shall amend, modify or repeal any or all of the provisions of this Article, unless adopted by the affirmative vote of the holders of a majority of all of the outstanding shares of the Voting Stock of the Corporation, voting for the purposes of this Article as a class, other than holders who are the Related Holder or Affiliates or Associates of the Related Holder.

         FIFTEENTH:   (A)         Except for (1) any action which may be taken
solely upon the vote or consent of holders of Preferred Stock or any series thereof, or, (2) except for any action with respect to which other Articles expressly provide stockholder consent requirements, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, except that any such action may be taken without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders of the Corporation entitled to vote thereon.

         (B) This Article shall not be amended, modified or repealed except by the affirmative vote of the holders of not less than four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

         SIXTEENTH:   (A)         The power to adopt, alter, amend or repeal
bylaws shall be vested in the Board of Directors, which may take such action by the vote of a majority of the directors present and voting at a meeting where a quorum is present, provided that if, as of the date such action shall occur, there is a Related Holder as defined in Article FOURTEENTH of the Certificate of Incorporation, such majority shall include a majority of the Continuing Directors as defined in Article FOURTEENTH of the Certificate of Incorporation. In addition, the stockholders, by the affirmative votes of the holders of not less than four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, may adopt new bylaws, or alter, amend or repeal bylaws adopted by either the stockholders or the Board of Directors.

         (B) This Article shall not be amended, modified or repealed except by the affirmative vote of the holders of not less than four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

         SEVENTEENTH: A director of the Corporation shall not personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty of the director, except for liability (i) or any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) or any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, Quanex Corporation has caused this Restated Certificate of Incorporation to be signed this 10th day of November, 1995.



                                           QUANEX CORPORATION



                                           By: /s/ WAYNE M. ROSE
                                              ---------------------------------
                                                   Wayne M. Rose
                                                Vice President and
                                              Chief Financial Officer


Filed: November 17, 1995.

                                   EXHIBIT A


         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock, no par value, of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock", which shall have no par value, and the number of shares constituting such series shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         Section 2.       Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.50 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 28, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by- share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3.       Voting Rights.   The holders of shares of Series A
Junior Participating Preferred Stock shall have the following voting rights:

         (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C)     (i)      If at any time dividends on any Series A Junior
Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of the Series A Junior Participating Preferred Stock, voting as a class together with the holders, if any, of other series of Preferred Stock having the right to vote upon a default in the payment of dividends, irrespective of series, shall have the right to elect two (2) Directors.

                 (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                 (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                 (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Junior Participating Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series A Junior Participating Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.       Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                 (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5.       Reacquired Shares.       Any shares of Series A
Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6.       Liquidation, Dissolution or Winding Up.   (A)
Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of 100 times the exercise price per Right or 100 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a par share basis, respectively.

         (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7.       Consolidation, Merger, etc.       In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         Section 8.       Redemption.      The shares of Series A Junior
Participating Preferred Stock shall not be redeemable.

         Section 9.       Ranking.         The Series A Junior Participating
Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10.      Amendment.       The Restated Certificate of
Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock voting separately as a class.

         Section 11.      Fractional Shares.           Series A Junior
Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.